Exhibit 99.1

IO Biotech Provides Corporate Update

•  Raymond James engaged as financial advisor

•  Reduction in force implemented

New York, NY – January 30, 2026: IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulatory, off-the-shelf therapeutic cancer vaccines, today announced that it has retained Raymond James & Associates, Inc. to serve as exclusive financial advisor to assist the company in its previously announced exploration of strategic alternatives.

The company also announced that it is implementing cost-containment and cash conservation measures, including a significant reduction of the company’s workforce, to reduce operating expenses while the company explores strategic alternatives.

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulatory, off-the-shelf therapeutic cancer vaccines based on its T-win® platform. The T-win platform is based on a novel approach to cancer vaccines designed to activate T cells to target both tumor cells and the immune-suppressive cells in the tumor microenvironment. IO Biotech is headquartered in Copenhagen, Denmark and has US headquarters in New York, New York. For further information, please visit www.iobiotech.com. Follow us on our social media channels on LinkedIn and X (@IOBiotech).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding the nature, timing or outcome of a review of strategic alternatives, and the company’s financial position or cash runway, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Company Contact:

Amy Sullivan, CFO

IO Biotech, Inc.

508-479-3480

asu@iobiotech.com

Raymond James Contact:

Brian Gleason, Managing Director

Raymond James

(201) 988-5082

brian.gleason@raymondjames.com